As filed with the Securities and Exchange Commission on July 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONNET BIOTHERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2932652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Telephone: (609) 375-2227

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Pankaj Mohan, Ph.D.

CEO and Chairman

Sonnet BioTherapeutics Holdings, Inc.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Telephone: (609) 375-2227

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 5, 2024

5,770,140 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale of up to 5,770,140 shares of Sonnet BioTherapeutics Holdings, Inc. (the “Company,” “we,” “our” or “us”) common stock, $0.0001 par value per share (the “Common Stock”), by the Selling Stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of (i) 5,657,000 shares of Common Stock (the “Common Warrant Shares”) issuable upon the exercise of warrants (the “Common Warrants”), and (ii) 113,140 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”) issuable upon the exercise of certain warrants issued to our placement agent (the “Placement Agent Warrants” and together with the Common Warrants, the “Warrants”). The Warrants were issued to the Selling Stockholders and our placement agent in a private placement offering (the “Private Placement”) which closed on June 21, 2024.

For additional information about the Private Placement, see “Private Placement.”

The Common Warrants have an exercise price of $1.55 per share and will be exercisable until the five-year anniversary of the date of issuance. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price of $1.86.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in their shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 9 and “Plan of Distribution” beginning on page 10 of this prospectus for more information.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SONN.” On July 3, 2024, the last reported sale price of our Common Stock as reported on The Nasdaq Capital Market was $0.898.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission, or the SEC, on December 14, 2023 and our other filings we make with the Securities and Exchange Commission from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024

i

ii

PROSPECTUS SUMMARY

This summary highlights information about our company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (“SEC”) listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “the Company,” “we,” “us” and “our” refer to Sonnet BioTherapeutics Holdings, Inc. and our consolidated subsidiaries.

On August 31, 2023, we effected a reverse stock split of our issued and outstanding Common Stock at a ratio of 1-for-22 and on September 16, 2022, we effected a reverse stock split of our issued and outstanding Common Stock at a ratio of 1-for-14. All of our historical share and per share information related to issued and outstanding Common Stock and outstanding options and warrants exercisable for Common Stock included in this prospectus have been adjusted, on a retroactive basis, to reflect the reverse stock splits. See “Corporate Information.”

Corporate Overview

Sonnet BioTherapeutics Holdings, Inc. (“we,” “us,” “our” or the “Company”), is a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment that binds to and “hitch-hikes” on human serum albumin for transport to target tissues. We designed the construct to improve drug accumulation in specific tissues, as well as to extend the duration of activity in the body. FHAB development candidates are produced in a mammalian cell culture, which enables glycosylation, thereby reducing the risk of immunogenicity. We believe our FHAB technology, for which we received a U.S. patent in June 2021, is a distinguishing feature of our biopharmaceutical platform that is well suited for future drug development across a range of human disease areas, including in oncology, autoimmune, pathogenic, inflammatory, and hematological conditions.

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Corporate Information

We were organized on October 21, 1999, under the name Tulvine Systems, Inc., under the laws of the State of Delaware. On April 25, 2005, Tulvine Systems, Inc. formed a wholly owned subsidiary, Chanticleer Holdings, Inc., and on May 2, 2005, Tulvine Systems, Inc. merged with, and changed its name to, Chanticleer Holdings, Inc. On April 1, 2020, we completed our business combination with Sonnet BioTherapeutics, Inc. (“Sonnet”), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 10, 2019, as amended, by and among us, Sonnet and Biosub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Sonnet, with Sonnet surviving as a wholly owned subsidiary of us (the “Merger”). Under the terms of the Merger Agreement, we issued shares of Common Stock to Sonnet’s stockholders at an exchange rate of 0.106572 shares for each share of Sonnet common stock outstanding immediately prior to the Merger. In connection with the Merger, we changed our name from “Chanticleer Holdings, Inc.” to “Sonnet BioTherapeutics Holdings, Inc.,” and the business conducted by us became the business conducted by Sonnet.

On August 31, 2023, we effected a reverse stock split of our issued and outstanding Common Stock at a ratio of 1-for-22 (the “2023 Reverse Stock Split”), and on September 16, 2022, we effected a reverse stock split of our issued and outstanding Common Stock at a ratio of 1-for-14 (the “2022 Reverse Stock Split” and, together with the 2023 Reverse Stock Split, the “Reverse Stock Splits”). Shares of Common Stock underlying outstanding stock options and other equity instruments convertible into Common Stock were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities in connection with the Reverse Stock Splits. No fractional shares were issued in connection with the Reverse Stock Splits. Stockholders who would otherwise be entitled to a fractional share of Common Stock instead receive a proportional cash payment. All of our historical share and per share information related to issued and outstanding Common Stock and outstanding options and warrants exercisable for Common Stock included in this prospectus have been adjusted, on a retroactive basis, to reflect the Reverse Stock Splits.

Our principal executive offices are located at 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, and our telephone number is (609) 375-2227. Our website is www.sonnetbio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to 5,770,140 shares of Common Stock issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants, if any, for research and development, including clinical trials, working capital, the repayment of all or a portion of our liabilities, and general corporate purposes. Please see the section entitled see “Use of Proceeds” on page 9 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “SONN.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 14, 2023, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 14, 2023, and our other filings we make with the Securities and Exchange Commission from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, expectations concerning the timing and our ability to commence and subsequently report data from planned non-clinical studies and clinical trials, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus or that we may file with the SEC in the future. These factors include, but are not limited to:

●	our lack of operating history and history of operating losses;
●	our need for significant additional capital and our ability to satisfy our capital needs;
●	our ability to complete required clinical trials of our products and obtain approval from the U.S. Food and Drug Administration or other regulatory agencies in different jurisdictions;
●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;
●	our ability to maintain or protect the validity of our patents and other intellectual property;
●	our ability to retain key executive members;
●	our ability to internally develop new inventions and intellectual property;
●	interpretations of current laws and the passages of future laws;
●	acceptance of our business model by investors;
●	the emergence and effect of competing or complementary products, including the ability of our future products to compete effectively;
●	the accuracy of our estimates regarding expenses and capital requirements; and
●	our ability to adequately support growth.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge quickly and from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings.

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PRIVATE PLACEMENT

On June 19, 2024, we entered into inducement offer letter agreements (collectively, the “Inducement Letters”) with certain holders (the “Holders”) of certain of our existing warrants to purchase up to an aggregate of 2,828,500 shares of Common Stock, issued to the Holders on October 27, 2023 (the “Existing Warrants”). The Existing Warrants had an exercise price of $1.60 per share. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $1.20 per share in consideration for our agreement to issue in a private placement the Common Warrants to the Holders. In connection with the Private Placement, we also agreed to (i) reduce the exercise price of the Existing Warrants to purchase an aggregate of 2,824,000 shares of Common Stock for all holders of the Existing Warrants not participating in the Private Placement to $1.20 per share, (ii) reduce the exercise price of certain outstanding warrants to purchase up to an aggregate of 227,272 shares of Common Stock issued by us on June 30, 2023 (the “June Warrants”) to $1.55 per share, and (iii) extend the term of the June Warrants to the term of the Common Warrants. The Common Warrants were issued on June 21, 2024 (the “Closing Date”). We received aggregate gross proceeds of approximately $3.4 million from the exercise of the Existing Warrants, before deducting placement agent fees and other offering expenses payable by us.

Pursuant to the Inducement Letters, we agreed to file a registration statement on Form S-3 providing for the resale of the Common Warrant Shares within 15 days after the Closing Date, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days (or 90 days if the SEC notifies the Company that it will “review” such registration statement) following the date of the Inducement Letters and to keep such registration statement effective until the earlier of (i) the Holders no longer own any Common Warrants or Common Warrant Shares or (ii) the Delegend Date (as defined in the Inducement Letters). We have filed the registration statement of which this prospectus forms a part pursuant to the Inducement Letters.

Further, pursuant to the Inducement Letters, we agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 60 days after the Closing Date. We have also agreed not to effect or agree to effect any Variable Rate Transactions (as defined in the Inducement Letters) until 6 months after the Closing Date (subject to certain exceptions).

We engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as our exclusive placement agent in connection with the transactions summarized above and paid the Placement Agent a cash fee equal to 8.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 0.5% of the total gross proceeds from the Private Placement. We also agreed to reimburse the Placement Agent for its expenses in connection with the Private Placement in an amount up to $65,000. In addition, in connection with the transactions summarized above, we issued the Placement Agent or its designees the Placement Agent Warrants.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate 5,770,140 shares of our Common Stock issuable upon the exercise of the Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Private Placement.”

The Warrants held by the Selling Stockholders contain limitations which prevent the holders from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants which have not been exercised.

The table below sets forth, as of July 2, 2024, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of July 2, 2024.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of July 2, 2024.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

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Name of Selling Stockholders	Shares Owned prior to Offering (1)		Shares Offered by this Prospectus (1)	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (2)
The 1993 Shukla Family Trust, U/D/T December 27, 1993	6,972,974	(3)	3,000,000	3,972,974	4.99%
Armistice Capital, LLC	1,170,015	(4)	750,000	420,015	6.3%
District 2 Capital Fund LP	279,000	(5)	250,000	29,000	* %
Bigger Capital Fund, LP	279,000	(6)	250,000	29,000	* %
Sabby Volatility Warrant Master Fund, Ltd.	1,715,667	(7)	1,250,000	465,667	4.99%
BJI Financial Group	235,532	(8)	157,000	78,532	1.5%
Ladenburg Thalmann & Co. Inc.	66,584	(9)(10)	45,256	21,328	* %
David Coherd	7,920	(10)	7,920	-	-%
Nicholas Stergis	56,570	(10)	56,570	-	-%
Marc Weinberger	3,394	(10)	3,394	-	-%

* Less than 1.0%.

(1)	Includes the Warrant Shares, although the Warrants are subject to 4.99% (or, at the election of the holder, 9.99%) beneficial ownership limitations, as applicable.
(2)	Percentages are based on 5,218,505 shares of Common Stock outstanding as of July 2, 2024.
(3)	Contains (i) 250,020 shares of Common Stock, (ii) 1,250,000 shares of Common Stock issuable pursuant to the Inducement Letter underlying Existing Warrants, subject to a beneficial ownership blocker of 4.99%, (iii) warrants to purchase up to 42,087 shares of Common Stock issued in the Company’s offering from February 2023 subject to a beneficial ownership blocker of 4.99%, (iv) pre-funded warrants to purchase up to 797,500 shares of Common Stock issued in the Company’s offering from October 2023 subject to a beneficial ownership blocker of 4.99%, (v) warrants to purchase up to 1,625,000 shares of Common Stock issued in the Company’s offering from October 2023 subject to a beneficial ownership blocker of 4.99%, and (vi) Series 3 super voting preferred warrants to purchase up to 8,367 issued in August 2022 subject to a beneficial ownership blocker of 4.99%.
(4)	Contains (i) 375,000 shares of Common Stock, (ii) warrants to purchase up to 27,922 shares of Common Stock issuable pursuant to the Company’s offering from August 2021 subject to a beneficial ownership blocker of 4.99%, and (iii) Series C warrants to purchase up to 17,093 shares of Common Stock issued in the Company’s offering from August 2020 subject to a beneficial ownership blocker of 4.99%. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(5)	Contains 29,000 shares of Common Stock.
(6)	Contains 29,000 shares of Common Stock.
(7)	Contains (i) 238,395 shares of Common Stock and (ii) warrants to purchase up to 227,272 shares of Common Stock issued in the Company’s private placement from June 2023 subject to a beneficial ownership blocker of 4.99%. Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.
(8)	Contains 78,500 shares of Common Stock and warrants to purchase up to 32 shares of Common Stock issued in the Company’s offering from August 2021.
(9)	Contains warrants to purchase up to 21,328 shares of Common Stock issued in the Company’s offering from October 2023 subject to a beneficial ownership blocker of 4.99%.
(10)	Mr. Coherd, Mr. Stergis and Mr. Weinberger are affiliated with Ladenburg Thalmann & Co. Inc., a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of the Placement Agent Warrants and other warrants received as compensation in connection with an offering consummated by us in October 2023. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for research and development, including clinical trials, working capital, the repayment of all or a portion of our liabilities, and general corporate purposes.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this registration statement effective until the earlier of (i) the Holders no longer own any Common Warrants or Common Warrant Shares or (ii) the Delegend Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “SONN.”

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended (“Certificate of Incorporation’), our amended and restated bylaws (“Bylaws”), form of Common Warrant, and form of Placement Agent Warrant, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

General

Our authorized capital stock consists of 125,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of close of business on July 2, 2024, 5,218,505 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Certificate of Incorporation and Bylaws, both of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of Common Stock may elect all directors. Holders of our Common Stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that we will pay dividends in the foreseeable future. Holders of our Common Stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation. The transfer agent address is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, TX 75093, (469) 633-0101.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

●	they provide that special meetings of stockholders may be called by the president, the board of directors or at the request by stockholders of record owning at least 33 1/3% percent of the issued and outstanding voting shares of our Common Stock;

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our Common Stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within 3 years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

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Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Nasdaq Listing

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “SONN.”

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc. as of September 30, 2023 and 2022 and for the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2023 consolidated financial statements contains an explanatory paragraph that states that Sonnet BioTherapeutics Holdings, Inc. has incurred recurring losses and negative cash flows from operations since inception and will require substantial additional financing to continue to fund its research and development activities that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://www.sonnetbio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 14, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 2023 and March 31, 2024 filed with the SEC on February 12, 2024 and on May 14, 2024, respectively; and

●

our Current Reports on Form 8-K filed with the SEC on December 15, 2023, December 27, 2023, January 29, 2024, February 1, 2024, March 6, 2024, March 11, 2024, May 3, 2024, May 14, 2024, May 20, 2024, May 22, 2024, June 13, 2024, June 14, 2024 and June 20, 2024 (other than any portions thereof deemed furnished and not filed).

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Sonnet BioTherapeutics Holdings, Inc.

Attn: Pankaj Mohan, Ph.D., CEO and Chairman

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Telephone: (609) 375-2227

You may also access these filings on our website at www.sonnetbio.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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5,770,140 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$766.51
Legal Fees and Expenses	50,000.00
Accounting Fees and Expenses	22,500.00
Transfer Agent and Registrar fees and expenses	5,000.00
Miscellaneous Expenses	1,733.49
Total expenses	$80,000.00

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article X of our Certificate of Incorporation states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article VI of our Bylaws, any director, officer, employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such director, officer, employee or agent or a person for whom such director, officer, employee or agent is the legal representative, is or was a director or officer of the Company or, while serving as a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (an “Indemnification Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended, of Sonnet BioTherapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K, filed with the SEC on December 17, 2020).

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series 3 Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on August 15, 2022).

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series 4 Preferred Stock (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on August 15, 2022).

3.4	Certificate of Amendment of Certificate of Incorporation, as amended, of Sonnet BioTherapeutics Holdings, Inc., dated September 16, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on September 19, 2022).

3.5	Certificate of Amendment of Certificate of Incorporation, as amended, of Sonnet BioTherapeutics Holdings, Inc., dated August 31, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on September 1, 2023).

3.6	Amended and Restated Bylaws of Sonnet BioTherapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K, filed with the SEC on August 15, 2022).

4.1	Form of New Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2024).

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2024).

10.1	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2024).

5.1*	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Lowenstein Sandler LLP (Included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page)

107*	Filing Fee Table.

101.INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That: Paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is relying on Rule 430B:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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b.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

d.	Any other communication that is an offer in the offering made by a registrant to the purchaser.

6)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 5, 2024.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:	/s/ Pankaj Mohan
Pankaj Mohan
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Pankaj Mohan and Jay Cross and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pankaj Mohan	Chief Executive Officer and Chairman (Principal Executive Officer)	July 5, 2024
Pankaj Mohan

/s/ Jay Cross	Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2024
Jay Cross

/s/ Nailesh Bhatt	Director	July 5, 2024
Nailesh Bhatt

/s/ Albert Dyrness	Director	July 5, 2024
Albert Dyrness

/s/ Donald Griffith	Director	July 5, 2024
Donald Griffith

/s/ Raghu Rao	Director	July 5, 2024
Raghu Rao

/s/ Lori McNeill	Director	July 5, 2024
Lori McNeill

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